SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K
                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) AUGUST 19, 1997



                  COASTAL PHYSICIAN GROUP, INC.
     (Exact name of registrant as specified in its charter)


DELAWARE                 001-13460                56-1379244
(State or other          (Commission              (IRS Employer
jurisdiction of           File Number)        Identification No.)
incorporation)



   2828 CROASDAILE DRIVE, DURHAM, NC                     27705
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number including area code  (919)383-0355


                               N/A
(Former name or former address, if changed since last report)


ITEM 2. - DISPOSITION OF ASSETS

Effective August 19, 1997, Coastal Physician Group, Inc. (the "Company") sold certain assets of Better Health Plan, Inc. ("BHP"), the Company's wholly-owned New York-based Prepaid Health Services Plan, to The New York State Catholic Health Plan, Inc. (d/b/a Fidelis Care New York), for approximately 7.75 million in cash proceeds. The Company received approximately 3.4 million of the cash proceeds at closing, an additional 388,000 was placed in escrow, approximately 3.4 million will be received by September 30, 1997 and the remaining proceeds, including amounts previously placed in escrow, will be received by November 30, 1997. BHP serves over 40,000 Medicaid recipients contracting with a network of approximately 7,700 physicians and 109 hospitals. Net proceeds to the Company will be used primarily for working capital purposes.




ITEM 7. - FINANCIAL STATEMENTS AND EXHIBITS

The following financial information and exhibits are filed as part of this report:

(b) PRO FORMA FINANCIAL INFORMATION:

     UNAUDITED   CONDENSED  CONSOLIDATED  PRO   FORMA   FINANCIAL
     INFORMATION OF COASTAL PHYSICIAN GROUP, INC.

     Unaudited Condensed Consolidated Pro Forma Balance Sheet as of June 30, 1997
     Unaudited  Condensed  Consolidated Pro Forma  Statements  of
     Operations for the six months ended June 30, 1997 and the year ended December 31, 1996

(c)  EXHIBITS:

     The exhibits which are filed with this Form 8-K are set forth in the Exhibit Index, which immediately precedes the exhibits to this report.



                  COASTAL PHYSICIAN GROUP, INC.
           UNAUDITED CONDENSED CONSOLIDATED PRO FORMA
                      FINANCIAL INFORMATION


The following unaudited condensed consolidated pro forma balance sheet as of June 30, 1997, and the unaudited condensed consolidated pro forma statements of operations for the six month period ended June 30, 1997 and the year ended December 31, 1996 have been prepared to give effect to the sale of certain assets of BHP. The adjustments to the unaudited condensed consolidated pro forma balance sheet have been prepared as if the transaction was consummated on June 30, 1997, while the adjustments to the unaudited condensed consolidated pro forma statements of operations have been prepared as if the transaction was consummated as of the beginning of the respective periods presented. The unaudited condensed consolidated pro forma financial information has been adjusted to reflect the effect of the pro forma adjustments described in the accompanying notes and is not necessarily indicative of the consolidated financial position or results of operations had the sale transaction actually been effected as of the assumed dates. The unaudited condensed consolidated pro forma financial information should be read in conjunction with the Company's unaudited condensed consolidated financial statements and notes thereto as of June 30, 1997 and for the six months then ended included in the Company's Quarterly Report on Form 10-Q filed on August 22, 1997.


                  COASTAL PHYSICIAN GROUP, INC.
     UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                          JUNE 30, 1997
                          (IN THOUSANDS)

                                         PRO FORMA
                               HISTORIC  ADJUSTMEN           PRO
                                  AL         TS             FORMA

            ASSETS
Current assets:
 Cash and cash equivalents         16,913      3,412  (b)    20,325
 Marketable securities              6,651                     6,651
 Trade accounts receivable, net    32,580                    32,580
 Accounts receivable, other        15,011      3,875  (d)    18,886
 Other current assets              10,926        249  (a,c   11,175
                                                     )
      Total current assets         82,081      7,536         89,617
Property and equipment, at
cost,                             15,324    (1,107)  (a)    14,217
    less accumulated
 depreciation
Excess of cost over fair value
of                                14,734    (6,255)  (a)     8,479
      net assets acquired, net
Other assets                       13,605                    13,605
      Total assets                125,744        174        125,918

LIABILITIES AND SHAREHOLDERS'
            EQUITY
          (DEFICIT)
Current liabilities:
 Current maturities and other
      short-term borrowings         2,452                     2,452
 Accounts payable                  40,732        174  (e)    40,906
  Deferred revenue                 50,224                    50,224
  Accrued expenses                 18,592                    18,592
 Accrued physician fees
      and medical costs            23,755                    23,755
     Total current liabilities   135,755        174        135,929
Long-term debt, excluding
  current maturities                3,904                     3,904
      Total liabilities           139,659        174        139,833
Shareholders' equity (deficit):
 Preferred stock                       12                        12
 Common stock                         244                       244
 Additional paid-in capital       158,063                   158,063
Common stock warrants              2,828                     2,828
 Accumulated deficit             (175,124                   (175,12
                                       )                        4)
 Unrealized appreciation of
     available-for-sale               62                        62
 securities
      Total shareholders'
equity                          (13,915)                   (13,915
           (deficit)                                              )
      Total liabilities and
share-                           125,744        174        125,918
       holders' equity
 (deficit)


                  COASTAL PHYSICIAN GROUP, INC.
            NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                     PRO FORMA BALANCE SHEET
                          JUNE 30, 1997



DETAILS OF PRO FORMA ADJUSTMENTS

(a)  To record the disposition of certain assets of BHP.

(b) To record the estimated net cash proceeds received at closing.

(c)  To record cash proceeds from the sale placed in escrow.

(d) To record a receivable for 3.875 million of the sale proceeds, approximately 3.4 million of which is to be received by September 30, 1997 and the balance by November 30, 1997, per the asset purchase agreement.

(e)  To record various estimated transaction-related liabilities.


                     COASTAL PHYSICIAN GROUP, INC.
  UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                    SIX MONTHS ENDED JUNE 30, 1997
                 (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                             PRO FORMA
                                   HISTORICA ADJUSTMENT          PRO
                                       L         S              FORMA

Operating revenue, net                236,210   (28,150)  (a)    208,060

Costs and expenses:
 Physician and other provider         182,921   (23,220)  (a)    159,701
services
 Medical support services              24,154       (11)  (a)     24,143
  Selling, general and                 53,450   (10,986)  (a,c)   42,464
administrative
      Total costs and expenses        260,525   (34,217)         226,308

Operating loss                       (24,315)      6,067         (18,248
                                                                      )

Other income (expense):
   Interest income (expense), net     (9,292)        299  (b)    (8,993)
  Other, net                              414                        414
     Total other expense              (8,878)        299         (8,579)

     Loss before income taxes        (33,193)      6,366         (26,827
                                                                      )

   Income tax provision                   ---                        ---

     Net loss                        (33,193)      6,366         (26,827
                                                                      )

     Net loss per share                (1.37)                     (1.11)

Weighted average number of shares
 outstanding                          24,258                     24,258



                    COASTAL PHYSICIAN GROUP, INC.
 UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                    YEAR ENDED DECEMBER 31, 1996
                (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                              PRO FORMA
                                    HISTORIC  ADJUSTMEN          PRO
                                       AL         TS            FORMA

Operating revenue, net                 552,109   (47,492)  (a)   504,617

Costs and expenses:
 Physician and other provider          450,526   (42,034)  (a)   408,492
services
 Medical support services               92,460       (72)  (a)    92,388
 Selling, general and administrative   171,903   (29,510)  (a,c  142,393
                                                          )

      Total costs and expenses         714,889   (71,616)        643,273

Gain on divested assets, net            37,751                    37,751

Operating loss                        (125,029     24,124        (100,90
                                            )                        5)

Other income (expense):
 Interest income (expense), net       (12,274)        638  (b)   (11,636
                                                                      )
 Other, net                            (5,982)        580  (a)   (5,402)
     Total other expense              (18,256)      1,218        (17,038
                                                                      )

     Loss before income taxes and
        extraordinary item            (143,285     25,342        (117,94
                                            )                        3)

  Income tax provision                 (4,136)                   (4,136)

     Loss before extraordinary item   (147,421     25,342        (122,07
                                            )                        9)

  Extraordinary item - gain on
pooled
     portion of south Florida            1,864                     1,864
divestiture,
     net of income taxes of 647

     Net loss                         (145,557     25,342        (120,21
                                            )                        5)

Loss per common share:
     Loss before extraordinary item     (6.18)                    (5.12)
  Extraordinary gain                      0.08                      0.08
     Net loss                           (6.10)                    (5.04)

Weighted average number of shares
 outstanding                            23,844                    23,844


                  COASTAL PHYSICIAN GROUP, INC.
            NOTES TO UNAUDITED CONDENSED CONSOLIDATED
               PRO FORMA STATEMENTS OF OPERATIONS
             FOR THE SIX MONTHS ENDED JUNE 30, 1997
              AND THE YEAR ENDED DECEMBER 31, 1996



DETAILS OF PRO FORMA ADJUSTMENTS

(a) To record the direct reduction in operating revenue, net, costs and expenses and other income/expense directly related to BHP for the periods presented. (See Note (c) below).

(b) To reduce interest expense based on the reduction of debt outstanding with the net proceeds from the sale of BHP, assuming the sale transaction was consummated at the beginning of each period presented using effective interest rates of 11.16% and 9.34% for the six months ended June 30, 1997 and the year ended December 31, 1996, respectively.

(c) As noted in the Company's 1997 second quarter Report on Form 10-Q, during the second quarter of 1997 the Company recognized a goodwill impairment loss of 4.2 million related to BHP.
     This amount is included in the pro forma reduction of selling, general and administrative expenses for the six month period ended June 30, 1997.
     As noted in the Company's 1996 Annual Report on Form 10-K, during 1996 the Company recognized a goodwill impairment loss of 13.562 million related to BHP. This amount is included in the pro forma reduction of selling, general and administrative expenses for the year ended December 31, 1996.


                         EXHIBIT  INDEX

EXHIBIT
NUMBER                    DESCRIPTION

 2.1 Asset Purchase Agreement by and among New York State
     Catholic Health Plan, Inc., d/b/a Fidelis Care New
     York, a New York not-for-profit corporation, Coastal
     Physician Group, Inc., a Delaware corporation, and
     Better Health Plan, Inc., a New York corporation and a wholly-owned subsidiary of Coastal Physician Group, Inc.
     Dated: August 8, 1997



                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   COASTAL PHYSICIAN GROUP, INC.
                                   (Registrant)


Date:  September 3, 1997           By: /S/ STEVEN M. SCOTT, M.D.
                                       Steven M. Scott, M.D.
                                        President and Chief
                                        Executive Officer


Date:  September 3, 1997           By: /S/ W. RANDALL DICKERSON
                                       W. Randall Dickerson
                                        Executive Vice President
                                        and Chief Financial
                                        Officer